UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2007
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Changes in Registrant’s Certifying Accountant

Arvana Inc. (the “Company”) has engaged Davidson and Company, Chartered Accountants, as its principal independent registered public accounting firm effective May 9, 2007. Concurrent with this appointment, Dohan and Company, Certified Public Accountants("Dohan and Company") have resigned as principal independent registered public accounting firm of the Company effective May 9, 2007. The decision to change the Company’s principal independent registered public accounting firm has been approved by the Company’s board of directors.

The report of Dohan and Company dated March 31, 2007 on the consolidated balance sheets of the Company as at as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended December 31, 2006 and 2005 and for the period from the beginning of the development stage (January 1, 2005) to December 31, 2006, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

In connection with the audit of the period from the beginning of the development stage (January 1, 2005) to December 31, 2006 through to the date of their resignation, there were no disagreements between the Company and Dohan and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Dohan and Company would have caused them to make reference thereto in their report on the Company’s audited consolidated financial statements.

The Company provided Dohan and Company with a copy of the foregoing disclosures and requested in writing that Dohan and Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company received the requested letter from Dohan and Company wherein they have confirmed their agreement to the Company’s disclosures. A copy of Dohan and Company’s letter has been filed as an exhibit to this Current Report on Form 8-K.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Karen Engleson has submitted her resignation as chief financial officer of the Company effective May 8, 2007. Mr. Engleson has advised the Company that she is resigning for personal reasons.

On May 8, 2007, the Company’s board of directors appointed Mr. Wayne Smith as chief financial officer in replacement of Ms. Engleson.

Mr. Wayne Smith is a self-employed financial consultant. In addition to his position with Arvana Inc, Mr. Smith is the chief financial officer, secretary, treasurer and a director since February 2, 2007 of Icon Development, Inc. Icon Development is a company now engaged in the research and development of xenotransplantation in the biotechnology industry that is publicly traded on the OTC Bulletin Board. Previously, Mr. Smith was the chief operating officer and chief financial officer of Visiphor Corporation from July 2003 through January 2007. Visiphor is a software development and consulting services company that is publicly traded on the OTC Bulletin Board and the TSX Venture Exchange. Prior to those positions, he served as Visiphor’s chief financial officer from September 2002 to July 2003. Mr.

Smith started his employment with Visiphor Corporation in May 2002. Since 1997, Mr. Smith has been a partner of TelePartners Consulting Inc., a consulting services company that provides management and financial consulting services. From May 2002 to September 2002, Mr. Smith served as comptroller of International Portfolio Management. From October 2001 to May 2002, Mr. Smith was a risk management advisor of Peter Reimer & Associates. From 1997 to July 2001 Mr. Smith was an Audit Senior of Amisano Hanson Chartered Accountants. Mr. Smith holds a Chartered Accountants designation in Canada.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Exhibits

The following exhibits are included with this Current Report Form 8-K:

Exhibit	Description

16.1	Letter of Dohan and Company, CPAs dated May 10, 2007

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

By:	/s/ Wayne Smith
Wayne Smith

Chief Financial Officer

4.